Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Canterbury Park Holding Corporation on Form S-8 of our report dated March 27, 2008, relating to the consolidated financial statements of Canterbury Park Holding Corporation, which report expressed an unqualified opinion appearing in the Annual Report on Form 10-K of Canterbury Park Holding Corporation, for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Minneapolis, Minnesota

March 27, 2008